CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Name of Issuer: RENN Global Entrepreneurs Fund, Inc.

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the issuer.

Date: September 8, 2009                             /s/ Barbe Butschek
                                                                    Barbe Butschek
                                                                   Chief Financial Officer